Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Media Relations	CarolAnn Hibbard, 508.661.2264, news@ameresco.com
	Investor Relations	Suzanne Messere, 508.598.3044, ir@ameresco.com
Ameresco Reports First Quarter 2011 Financial Results

•	First quarter revenue of $146.4 million, an increase of 39% year-over-year

•	First quarter net income of $5.3 million, an increase of 314% year-over-year

•	First quarter net income per diluted share of $0.12, an increase of 231% year-over-year

FRAMINGHAM, MA - May 4, 2011 - Ameresco, Inc. (NYSE:AMRC) a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended March 31, 2011. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. These prepared remarks, including a supplemental document containing non-financial metrics frequently reported with quarterly results, have been posted to the “Investor Relations” section of the Company's website at www.ameresco.com.

Total revenue for the first quarter of 2011 was $146.4 million compared to $105.6 million for the same period in 2010, an increase of 39% year-over-year. Operating income for the first quarter of 2011 was $8.3 million compared to $2.6 million in the first quarter of 2010, an increase of 224% year-over-year. First quarter 2011 EBITDA was $11.8 million compared to $5.1 million for the same period in 2010, an increase of 130% year-over-year. Net income for the first quarter of 2011 was $5.3 million compared to $1.3 million in the same period of 2010, an increase of 314% year-over-year. First quarter 2011 net income per diluted share was $0.12 compared to $0.03 per diluted share for the first quarter of 2010.

"Ameresco continued to execute our strategic plan, delivering unseasonably strong first quarter results. Continued momentum from installation activity, recurring revenue from our higher margin offerings, and increased operational efficiencies helped drive our earnings," stated George P. Sakellaris, president and chief executive officer of Ameresco. "We believe that in today's environment of increasing energy costs, budgetary constraints, aging infrastructure, and a greater awareness of the benefits of energy efficiency, the demand for budget-neutral energy savings projects and renewable energy solutions that lower operating costs and reduce carbon footprints should continue to grow, positioning Ameresco well for the future."

Additional First Quarter 2011 Operating Highlights:

•	Revenue generated from backlog was $118.4 million for the first quarter of 2011, an increase of 41% year-over-year.

•	All other revenue was $28.0 million for the first quarter of 2011, an increase of 30% year-over-year.

•	Total construction backlog was $1.17 billion as of March 31, 2011 and consisted of:

•
$588.7 million of fully-contracted backlog, which represents signed customer contracts for installation or construction of projects that are expected to convert into revenue over the next 12-24 months on average; and

•	$577.2 million of awarded projects, which represents estimated future revenue for projects that are expected to be signed over the next 6-12 months on average.

FY 2011 Guidance
Ameresco reiterates guidance for the fiscal year ending December 31, 2011. Ameresco continues to expect that it will earn total revenue in the range of $690 million to $705 million, that EBITDA will be in the range of $67 million to $70 million, and that net income will be in the range of $35 million to $37 million. The Company also expects that net income per diluted share for 2011 will be in the range of $0.75 to $0.79.

Webcast Reminder

Ameresco will hold its earnings conference call today, May 4, at 8:30 a.m. Eastern Time with President and CEO, George Sakellaris, and Vice President and Chief Financial Officer, Andrew Spence, to discuss details regarding the Company's first quarter 2011 results, business outlook and strategy. Participants may access it by dialing domestically 888.713.4216 or internationally 617.213.4868. The passcode is 15136768. Participants are advised to dial-in at least ten minutes prior to the call to register. Those who wish to listen only to the conference call webcast may visit the "Investor Relations" section of the Company's website at www.ameresco.com.

Pre-Registration for the call is also available at:
https://www.theconferencingservice.com/prereg/key.process?key=PCFP8XCWH. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

Use of Non-GAAP Financial Measures

This press release and the accompanying tables include references to EBITDA, which is a non-GAAP financial measure. For a description of this non-GAAP financial measure, including the reasons management uses this measure, please see the section following the accompanying tables titled "Exhibit A: Non-GAAP Financial Measures". For a reconciliation of EBITDA to operating income, the most directly comparable financial measure prepared in accordance with GAAP, please see Other Non-GAAP Disclosure in the accompanying tables.

About Ameresco, Inc.

Ameresco, Inc. was incorporated in Delaware in April 2000 and is a leading independent provider of comprehensive energy efficiency and renewable energy solutions for facilities throughout North America. Ameresco's solutions include upgrades to a facility's energy infrastructure, and the development, construction, and operation of renewable energy plants. With corporate headquarters located in Framingham, MA, Ameresco has 56 offices in 29 states and five Canadian provinces. For more information, visit www.ameresco.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about backlog, estimated future revenues, EBITDA and net income, as well as other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including demand for Ameresco's energy efficiency and renewable energy solutions; the Company's ability to arrange financing for its projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the timing of work Ameresco does on projects where it recognizes revenue on a percentage of completion basis; seasonality in construction and in demand for its products and services; a customer's decision to delay the Company's work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in Ameresco's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the U.S. Securities and Exchange Commission on March 31, 2011. In addition, the forward-looking statements included in this press release represent Ameresco's views as of the date of this press release. Ameresco anticipates that subsequent events and developments will cause its views to change. However, while Ameresco may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Ameresco's views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2010	2011
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$44,691,021	$29,349,636
Restricted cash	9,197,447	9,060,696
Accounts receivable, net	68,584,304	76,775,498
Accounts receivable retainage	18,452,777	17,263,504
Costs and estimated earnings in excess of billings	35,556,425	41,842,664
Inventory, net	6,780,092	8,413,306
Prepaid expenses and other current assets	8,471,628	8,545,105
Income tax receivable	2,511,542	7,171,748
Deferred income taxes	9,908,240	12,178,736
Project development costs	7,556,345	6,640,028
Total current assets	211,709,821	217,240,921
Federal ESPC receivable financing	193,551,495	216,131,523
Property and equipment, net	5,406,387	5,863,820
Project assets, net	145,147,475	143,021,635
Deferred financing fees, net	3,412,186	3,351,942
Goodwill	20,580,995	20,580,995
Other assets	4,598,980	4,013,591
	372,697,518	392,963,506
	$584,407,339	$610,204,427

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$4,722,118	$11,044,064
Accounts payable	95,302,897	72,434,421
Accrued liabilities	12,517,671	12,910,913
Billings in excess of cost and estimated earnings	27,555,894	23,192,383
Income taxes payable	2,488,672	1,719,555
Total current liabilities	142,587,252	121,301,336
Long-term debt, less current portion	202,409,484	231,937,832
Deferred income taxes	12,013,799	16,585,132
Deferred grant income	4,200,929	6,280,019
Other liabilities	28,144,144	30,098,408
	246,768,356	284,901,391

	December 31,	March 31,
	2010	2011
		(Unaudited)
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2010 and March 31, 2011	—	—
Class A Common stock, $0.0001 par value, 500,000,000 shares authorized; 27,925,649 shares issued and 23,092,365 outstanding at December 31, 2010; 28,619,649 shares issued and 23,786,365 outstanding at March 31, 2011	2,793	2,862
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at December 31, 2010 and March 31, 2011	1,800	1,800
Additional paid-in capital	74,069,087	76,735,456
Retained earnings	126,609,101	131,897,386
Accumulated other comprehensive income	3,551,521	4,546,767
Less - treasury stock, at cost, 4,833,284 shares and 4,833,284 shares, respectively	(9,182,571)	(9,182,571)
Total stockholders' equity	195,051,731	204,001,700
	$584,407,339	$610,204,427

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three Months Ended March 31,
	2010	2011
	(Unaudited)
Revenue:
Energy efficiency revenue	$74,887,569	$106,193,265
Renewable energy revenue	30,741,017	40,226,504
	105,628,586	146,419,769
Direct expenses:
Energy efficiency expenses	62,524,147	86,361,423
Renewable energy expenses	24,705,410	32,075,313
	87,229,557	118,436,736
Gross profit	18,399,029	27,983,033
Operating expenses:
Salaries and benefits	8,157,029	10,084,732
Project development costs	3,129,437	4,401,577
General, administrative and other	4,549,938	5,193,334
	15,836,404	19,679,643
Operating income	2,562,625	8,303,390
Other income (expenses), net	(855,689)	(900,437)
Income before provision for income taxes	1,706,936	7,402,953
Income tax provision	(429,258)	(2,114,668)
Net income	1,277,678	5,288,285
Other comprehensive income (loss):
Unrealized (loss) gain from interest rate hedge, net of tax	(320,227)	239,848
Foreign currency translation adjustment	993,899	755,398
Comprehensive income	$1,951,350	$6,283,531
Net income per share attributable to common shareholders:
Basic	$0.10	$0.13
Diluted	$0.03	$0.12
Weighted average common shares outstanding:
Basic	13,282,284	41,322,276
Diluted	36,587,847	45,823,090
OTHER NON-GAAP DISCLOSURES
Gross margins:
Energy efficiency revenue	16.5%	18.7%
Renewable energy revenue	19.6%	20.3%
Total	17.4%	19.1%
Operating expenses as a percent of revenue	15.0%	13.4%
Earnings before interest, taxes, depreciation and amortization (EBITDA):
Operating income	$2,562,625	$8,303,390
Depreciation and impairment	2,142,663	2,682,401
Stock-based compensation	439,086	859,050
EBITDA	$5,144,374	$11,844,841
EBITDA margin	4.9%	8.1%
Construction backlog:
Awarded	$618,380,156	$577,192,000
Fully-contracted	635,462,592	588,661,000
Total construction backlog	$1,253,842,748	$1,165,853,000

Note: Awarded represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2010	2011
	(Unaudited)
Cash flows from operating activities:
Net income	$1,277,678	$5,288,285
Adjustments to reconcile net income to cash used in operating activities:
Depreciation of project assets	1,755,132	2,210,612
Depreciation of property and equipment	387,531	471,789
Amortization of deferred financing fees	70,350	110,833
Provision for bad debts	17,834	24,186
Unrealized loss on interest rate swaps	(133,591)	—
Stock-based compensation expense	439,086	859,050
Deferred income taxes	1,602,408	2,692,134
Excess tax benefits from stock-based compensation arrangements	—	(391,297)
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash draws	214,939	40,912,909
Accounts receivable	10,914,236	(7,620,850)
Accounts receivable retainage	(3,294,743)	1,439,552
Federal ESPC receivable financing	1,850,132	(36,506,536)
Inventory	(543,415)	(1,633,214)
Costs and estimated earnings in excess of billings	(2,704,612)	(6,143,202)
Prepaid expenses and other current assets	(3,516,043)	(21,209)
Project development costs	132,260	921,076
Other assets	1,199,776	619,317
Increase (decrease) in:
Accounts payable and accrued expenses	(28,098,390)	(23,204,150)
Billings in excess of cost and estimated earnings	(705,848)	(4,546,509)
Other liabilities	933,533	4,342,540
Income taxes payable	266,389	(5,446,587)
Net cash used in operating activities	(17,935,358)	(25,621,271)
Cash flows from investing activities:
Purchases of property and equipment	(424,376)	(895,230)
Purchases of project assets	(5,874,481)	(6,591,203)
Grant awards received on project assets	—	6,695,711
Net cash used in investing activities	(6,298,857)	(790,722)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	—	391,297
Payments of financing fees	(186,078)	(50,589)
Proceeds from exercises of options	—	1,416,091
Proceeds from senior secured credit facility	5,017,004	5,000,000
Proceeds from long-term debt financing	812,398	5,500,089
Restricted cash	(4,309,781)	(587,567)
Payments on long-term debt	(1,342,551)	(911,878)
Net cash (used in) provided by financing activities	(9,008)	10,757,443
Effect of exchange rate changes on cash	677,162	313,165
Net decrease in cash and cash equivalents	(23,566,061)	(15,341,385)
Cash and cash equivalents, beginning of year	47,927,540	44,691,021
Cash and cash equivalents, end of period	$24,361,479	$29,349,636

Exhibit A: Non-GAAP Financial Measures
Ameresco defines EBITDA as operating income before depreciation and impairment expense and share-based compensation expense. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or any other measure of financial performance calculated and presented in accordance with GAAP.
The Company believes EBITDA is useful to investors in evaluating its operating performance for the following reasons: EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing Ameresco's EBITDA in different historical periods, investors can evaluate its operating results without the additional variations of depreciation and amortization expense, and share-based compensation expense.
Ameresco's management uses EBITDA: as a measure of operating performance, because it does not include the impact of items that management does not consider indicative of our core operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of Ameresco's business strategies; and in communications with the board of directors and investors concerning Ameresco's financial performance.
The Company understands that, although measures similar to EBITDA are frequently used by investors and securities analysts in their evaluation of companies, EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for GAAP operating income or an analysis of Ameresco's results of operations as reported under GAAP. Some of these limitations are: EBITDA does not reflect the Company's cash expenditures or future requirements for capital expenditures or other contractual commitments; EBITDA does not reflect changes in, or cash requirements for, Ameresco's working capital needs; EBITDA does not reflect stock-based compensation expense; EBITDA does not reflect cash requirements for income taxes; EBITDA does not reflect net interest income (expense); although depreciation, amortization and impairment are non-cash charges, the assets being depreciated, amortized or impaired will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for these replacements; and other companies in Ameresco's industry may calculate EBITDA differently than it does, limiting its usefulness as a comparative measure.
To properly and prudently evaluate Ameresco's business, the Company encourages investors to review its GAAP financial statements included above, and not to rely on any single financial measure to evaluate the business. Please refer to the above reconciliation of EBITDA to operating income, the most directly comparable GAAP measure.